Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The entities listed below will be the subsidiaries of MSG Spinco, Inc. at the time of the Distribution.

SUBSIDIARY	JURISDICTION OF ORGANIZATION OR REGISTRATION	PERCENT OWNED
Eden Insurance Company, Inc.	New York	100%
Entertainment Ventures, LLC	Delaware	100%
Hartford Wolfpack, LLC	Delaware	100%
Knicks Holdings, LLC	Delaware	100%
MSG Aircraft Leasing, LLC	Delaware	100%
MSG Arena Holdings, LLC	Delaware	100%
MSG Arena, LLC	Delaware	100%
MSG Aviation, LLC	Delaware	100%
MSG BBLV, LLC	Delaware	100%
MSG Beacon, LLC	Delaware	100%
MSG Boston Theatrical, L.L.C.	Delaware	100%
MSG Chicago, LLC	Delaware	100%
MSG Eden Realty, LLC	Delaware	100%
MSG Entertainment Holdings, LLC	Delaware	100%
MSG Flight Operations, L.L.C.	Delaware	100%
MSG Forum, LLC	Delaware	100%
MSG Holdings Music, LLC	Delaware	100%
MSG Interactive, LLC	Delaware	100%
MSG National Properties LLC	Delaware	100%
MSG Publishing, LLC	Delaware	100%
MSG Songs, LLC	Delaware	100%
MSG Sports, LLC	Delaware	100%
MSG Sports & Entertainment, LLC	Delaware	100%
MSG TE, LLC	Delaware	100%
MSG Theatrical Ventures, LLC	Delaware	100%
MSG Training Center, LLC	Delaware	100%
MSG Vaudeville, LLC	Delaware	100%
MSG Ventures, LLC	Delaware	100%
MSG Ventures Holdings, LLC	Delaware	100%
MSG Winter Productions, LLC	Delaware	100%
New York Knicks, LLC	Delaware	100%
New York Liberty, LLC	Delaware	100%
New York Rangers Enterprises Company	Nova Scotia	100%
New York Rangers, LLC	Delaware	100%
Radio City Productions LLC	Delaware	100%
Radio City Trademarks, LLC	Delaware	100%
Rangers Holdings, LLC	Delaware	100%
The Grand Tour, LLC	New York	100%
Westchester Knicks, LLC	Delaware	100%